Exhibit 10.5

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2021 - 2023 EQUITY AWARD PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust

Amended and Restated 2018 Equity Incentive Plan)

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TABLE OF CONTENTS

Page

1.	Purposes	1
2.	Definitions	1
3.	Award Agreement	4
4.	Performance Share Units	4
5.	Restricted Share Units	8
6.	DERs	8
7.	Holding Period	9
8.	Beneficiary Designation	10
9.	Delivery to Guardian	10
10.	Source of Shares	10
11.	Capital Adjustments	10
12.	Tax Withholding	10
13.	Administration	10
14.	Amendment and Termination	11
15.	Headings	11
16.	Incorporation of Plan by Reference	11
APPENDIX A		1
APPENDIX B		1
APPENDIX C		1
APPENDIX D		1

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PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2021 - 2023 EQUITY AWARD PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust

Amended and Restated 2018 Equity Incentive Plan)

PREAMBLE

WHEREAS, Pennsylvania Real Estate Investment Trust (the “Trust”) established, and its shareholders approved, the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan (the “Plan”), primarily in order to award equity-based benefits to certain officers and other key employees of the Trust and its “Related Corporations” and “Subsidiary Entities” (both as defined in the Plan);

WHEREAS, the Trust’s Executive Compensation and Human Resources Committee (the “Committee”) is responsible for the administration of the Plan and may, pursuant to the powers granted to it thereunder, adopt rules and regulations for the administration of the Plan and determine the terms and conditions of each award granted thereunder;

WHEREAS, the Committee desires to establish a program for the 2021 through 2023 period under the Plan for the benefit of certain officers and other key employees of the Trust and PREIT Services, LLC (the “Program”), whereby such officers and key employees would receive time-based Restricted Share Units or RSUs under the Plan; and

WHEREAS, in addition to the grant of time-based Restricted Share Units, the Committee desires to award Performance Share Units or PSUs under the Plan.

NOW, THEREFORE, effective as of January 1, 2021, the Pennsylvania Real Estate Investment Trust 2021-2023 Equity Award Program is hereby adopted under the Plan by the Committee, with the following terms and conditions:

1.Purposes.  The purposes of this Program are to motivate certain officers and key employees of the Trust and its Related Corporations to reach and exceed challenging performance goals, and to focus the attention of the eligible officers and key employees on the critical financial indicators used to measure the success of the Trust and of other companies in the same business as the Trust.

2.Definitions.

(a)“Award” means an award of Performance Share Units or Restricted Share Units to a Participant.

(b)“Award Agreement” means a written document evidencing the grant to a Participant of an Award, as described in Section 10.1 of the Plan.

(c)“Base Units” means PSU Base Units and RSU Base Units, collectively.

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(d) “Board” means the Board of Trustees of the Trust.

(e)“Business Combination” means “Business Combination” as such term is defined in the definition of “Change in Control” in the Plan.

(f)“Cause” means “Cause” as such term is defined in a Participant’s Employment Agreement or, if the Participant is not a party to an Employment Agreement, then (solely for purposes of this Program) as set forth below –

(1)Fraud in connection with the Participant’s employment;

(2)Theft, misappropriation or embezzlement of funds of the Trust or its affiliates or of a successor company or affiliate thereof by the Participant;

(3)The Participant’s act resulting in termination pursuant to the provisions of the Trust’s Code of Business Conduct and Ethics for Employees and Officers (as modified, amended or supplemented from time to time) or of any similar code maintained by a successor company;

(4)Indictment of the Participant for a crime involving moral turpitude;

(5)The Participant’s breach of his or her obligations under a confidentiality agreement or non-competition agreement entered into with the Trust or an Affiliate or with a successor company or an affiliate thereof;

(6)Failure of the Participant to perform his or her duties to the Employer (other than on account of illness, accident, vacation or leave of absence) that persists – after written demand for substantial performance which specifically identifies the manner in which the Participant has failed to perform – for more than 30 calendar days after such notice to him or her; or

(7)The Participant’s repeated abuse of alcohol or drugs.

(g)“Change in Control” means “Change in Control” as such term is defined in the Plan.

(h)“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, as applicable.

(i)“Committee” means the Executive Compensation and Human Resources Committee of the Board, which Committee has developed the Program and has the responsibility to administer the Program under Section 3 of the Plan and Section 13 hereof.

(j)“DER” means “DER” (dividend equivalent right) as such term is defined in the Plan.

(k)“Disability Termination” means the termination of a Participant’s employment under the disability provisions of the Participant’s Employment Agreement or, if

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the Participant is not a party to an Employment Agreement, then as a result of a “Disability” as defined in the Plan.

(l)“Effective Date” means January 1, 2021.

(m)“Employer” means, collectively and individually (as applicable), the Trust and PREIT Services, LLC, and any other “Related Corporation” or “Subsidiary Entity” (both as defined in the Plan) that becomes an Employer under the Plan with the consent of the Trust.

(n)“Employment Agreement” means the written agreement entered into by a Participant and an Employer (if any) setting forth the terms and conditions of the Participant’s employment, as amended at any applicable time.

(o)“Good Reason” means “Good Reason” as such term is defined in a Participant’s Employment Agreement or, if the Participant is not a party to an Employment Agreement, then the relocation of the Participant’s principal business office to a new principal business office that is more than 50 miles from the Participant’s primary residence and at least 20 miles further from such residence that the Participant’s current principal business office, without the consent of the Participant.

(p)“Measurement Period” means the period beginning on the Effective Date and ending on the earlier of December 31, 2023, such earlier date declared by the Committee in connection with a termination of the Program or the date of a Change in Control (provided that, if the Change in Control arises from a Business Combination, the Measurement Period shall end on the date of the closing or effectiveness of the Business Combination, as applicable).

(q)“Participant” means each individual who has received an Award under the Program.

(r)“Performance Goals” means “Performance Goals” as such term is defined in the Plan.

(s)“Performance Share Unit” or “PSU” means a restricted share unit issued under the Plan subject to the Performance Goals set forth in the Program.

(t) “Plan” means the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan, as it may be amended from time to time.

(u)“Program” means the Pennsylvania Real Estate Investment Trust 2021-2023 Equity Award Program (established under the Plan), as it may be amended from time to time.

(v)“PSU Base Units” means the number of Performance Share Units as set forth in an Award Agreement (increased by any additional Performance Share Units “purchased” pursuant to Section 6 hereof) by which the number of Shares that may be delivered to a Participant is measured.

(w)“Restricted Share Unit” or “RSU” means a restricted share unit issued under the Plan subject to time-based vesting.

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(x)“RSU Base Units” means the number of Restricted Share Units as set forth in an Award Agreement (increased by any additional Restricted Share Units “purchased” pursuant to Section 6 hereof) by which the number of Shares that may be delivered to a Participant is measured.

(y) “Shares” means “Shares” as such term is defined in the Plan.

(z)“Share Value” means, as applicable and except as provided in the following sentence, the average of the closing prices of one Share on the New York Stock Exchange (the “NYSE”) (or, if not then listed on the NYSE, on the principal market or quotation system on which then traded) for: (i) the 20 days on which Shares were traded prior to the Effective Date (for the value of a Share on the Effective Date); (ii) the 20 days on which Shares were traded prior to and including the last day of the Measurement Period (for the value of a Share on the last day of the Measurement Period); (iii) the 20 days on which Shares were traded prior to and including the last day of the applicable RSU vesting date; or (iv) the 20 days on which the Shares were traded prior to and including the applicable dividend payment date (for the “purchase” of additional PSUs or RSUs or notional shares upon the payment of a dividend by the Trust).  In the event of a Business Combination approved by the shareholders of the Trust on or prior to December 31, 2023, Share Value upon the closing of such Business Combination shall mean the final price per Share agreed upon by the parties to the Business Combination.

(aa)“Trust” means Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.

(bb)“Trustee” means a member of the Board.

3.Award Agreement.  Each Participant shall be issued Award Agreements setting forth the initial number of PSU Base Units and RSU Base Units.  The award of such Base Units shall entitle the Participant to receive the number of Shares determined under Sections 4 and 5 hereof. Each Award Agreement, and any Shares which may be delivered thereunder, are subject to the terms of this Program and the terms of the Plan.

4.Performance Share Units.

(a)PSU Base Units Earned. The number of Shares to be issued by the Trust, if any, with respect to any award of PSU Base Units shall be determined based on the Trust’s achievement of the Operating Performance Goals (as defined below) for the Measurement Period as described in Section 4(b) hereof and a modification based on the Trust’s TRS (as defined below) performance for the Measurement Period, as described in and determined pursuant to Section 4(c) hereof.  Also, except as otherwise provided in subsection (e) below, a Participant must be employed by an Employer on the last day of the Measurement Period in order to receive any Shares subject to Performance Goals under the Program.  See Appendix A attached hereto for examples illustrating the operation of this Section.

(b)Operating Performance Goals.   The Committee established in writing the objective operating Performance Goals to use under the Program (the “Operating Performance Goals”), consisting of “Core Mall Total Occupancy” and “Corporate Debt Yield” metrics, each weighted 50%, and minimum, target and maximum ranges for each metric, by action taken on

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March 30, 2021.  For each Operating Performance Goal, the multiplier related to the level of achievement during the Measurement Period is as follows:

Level of Achievement of Operating Performance Goal	Multiplier(1)
Below Minimum	0
Minimum	0.5
Target	1.0
Maximum	2.0

(1) Multiplier between performance measure goals determined by linear interpolation.

Once the applicable multiplier for each Operating Performance Goal is determined, the payout percentage of PSU Base Units (the “Payout Percentage”) shall be determined as follows: (1) the applicable multiplier of the Core Mall Total Occupancy metric multiplied by 50%, plus (2) applicable multiplier of the Corporate Debt Yield metric multiplied by 50%.

Once the Payout Percentage is determined, it is multiplied by the number of a Participant’s PSU Base Units subject to the Program at the end of the Measurement Period, with the product being the preliminary number of Shares subject to modification as described in Section 4(c) hereof.  To be clear, if, for the Measurement Period, the Trust does not achieve at least the minimum achievement for at least one of the Operating Performance Goals, the Trust shall not deliver to the Participants any Shares subject to Performance Goals under the Program.

(c)TRS Modifier.   The preliminary number of Shares to be awarded, if any, as determined in accordance with Section 4(b) above, shall be adjusted, upwards or downwards, depending on the Trust’s performance, based on its “TRS” (as defined below), over the Measurement Period relative to the TRS performance of other real estate investment trusts comprising a leading index of retail real estate investment trusts (such adjustment as a percentage of the preliminary number of Shares, the “TRS Modifier”).  The TRS Modifier shall be determined based on the whole percentile (expressed as a percentage equal to the percentile rounded up for fractions of one-half or greater) at which the Trust’s TRS for the Measurement Period places the Trust among the component members of the “FTSE Retail REIT Index” (as defined below) for the Measurement Period, each ranked pursuant to such TRS.  Once the Trust’s percentile position within the FTSE Retail REIT Index is determined, the TRS Modifier shall be determined as follows:

•	if the Trust’s TRS is equal to or below the 25th percentile on the FTSE Retail REIT Index, the TRS Modifier shall be 80%;
•

if the Trust’s TRS is above the 25th percentile but less than the 50th percentile on the FTSE Retail REIT Index, the TRS Modifier shall be determined by linear interpolation between 80% at the 25th percentile (as set forth in the prior bullet), and 100% at the 50th percentile (as set forth in the subsequent bullet);

•	if the Trust’s TRS is equal to the 50th percentile on the FTSE Retail REIT Index, the TRS Modifier shall be 100%;
•

if the Trust’s TRS is above the 50th percentile and below the 75th percentile on the FTSE Retail REIT Index, the TRS Modifier shall be determined by linear interpolation between 100% at the 50th percentile (as set forth in the prior bullet), and 120% at the 75th percentile (as set forth in the subsequent bullet); and

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•	if the Trust’s TRS is equal to or above the 75th percentile on the FTSE Retail REIT Index, the TRS Modifier shall be 120%.

Once the TRS Modifier is determined, it is multiplied by the preliminary number of Shares determined pursuant to Section 4(b) hereof, with the product being the number of Shares awarded.  The number of Shares that may be delivered shall not exceed 200% of the Participant’s PSU Base Units subject to the Program.  Shares will be delivered under the Program to the extent that Shares remain available under the Plan.  If the total number of Shares to be delivered exceeds the number of Shares available under the Plan, then the number of Shares for each Participant will be reduced on a pro rata basis based on each individual Participant’s PSU Base Units as compared to the total of all Participants’ PSU Base Units, each determined as of the last day of the Measurement Period.

(d)Definitions for this Section.  The following terms shall be defined as set forth below:

(1) “FTSE Retail REIT Index” means the FTSE NAREIT US ALL Equity REIT Index – Retail Subset Index (as it may be renamed from time to time) or, in the event such index shall cease to be published, such other index as the Committee shall determine to be comparable thereto.

(2) “TRS” means total return to shareholders for the Measurement Period for the Trust and for the other component members of the FTSE Retail REIT Index.  TRS is calculated by (i) adding ending Share Value to value of dividends paid during the Measurement Period, assuming for purposes of the calculation that such dividends were reinvested, (ii) dividing the result by the beginning Share Value and (iii) subtracting one from such quotient.  “Component members” of the FTSE Retail REIT Index means those entities used for purposes of compiling the FTSE Retail REIT Index as of the first day of the Measurement Period, which are listed in Appendix D attached hereto, and that remain publicly held companies as of the last day of the Measurement Period, whether or not they are still included in the FTSE Retail REIT Index on such last day.

(e)Termination of Employment.  Upon a Participant’s termination of employment on or prior to the last day of the Measurement Period, the following shall occur:

(1)Termination without Cause, for Good Reason, or on Account of Disability or Death.  If, on or prior to the last day of the Measurement Period, (i) the Participant terminates his or her employment with the Employer for Good Reason, (ii) the Employer terminates the Participant’s employment for reasons other than for Cause, (iii) the Participant incurs a Disability Termination, or (iv) the Participant dies, the Participant (or the Participant’s beneficiary(ies), if applicable) shall be eligible to receive Shares in respect of the Participant’s PSU Base Units under the Program (or not) as though the Participant had remained employed by the Employer through the end of the Measurement Period.

(2)Termination for Any Other Reason.  If, on or prior to the last day of the Measurement Period, the Participant’s employment with the Employer terminates for any reason other than a reason described in paragraph (1) above, the Participant shall forfeit all of his

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or her the PSU Base Units (and all of the Shares that may have become deliverable with respect to such PSU Base Units) under the Program.

(f)Determination of Performance; Share Delivery.  Within 60 days after the end of the Measurement Period, the Committee shall provide each Participant with a written determination of whether the Trust did or did not attain the Performance Goals for the Measurement Period (and, if applicable, the extent to which each Performance Goal was attained) and the calculations used to make such determination.  If Shares are to be delivered in respect of a Participant’s PSU Base Units under the Program, they shall be delivered to Participants no later than the March 15 following the end of the Measurement Period, unless the Measurement Period ends as a result of a Change in Control, in which case the Shares will be delivered to the Participants within five days following the end of the Measurement Period.  Notwithstanding anything in the Program to the contrary, the Committee, in its sole discretion, may elect to settle Performance Share Units in cash based on the Fair Market Value of a Share on the settlement date.

(g)Elective Deferrals.  Except in the event of delivery on account of a Change in Control, if Shares are to be delivered in respect of a Participant’s PSU Base Units under the Program, a Participant may elect to defer delivery (and the Trust shall defer issuance) of all or a portion of the Shares until, as specified in the Participant’s deferral election agreement, (i) the Participant’s separation from service from the Trust’s controlled group of entities and/or (ii) a date chosen by the Participant.  The Participant may also elect in the deferral election agreement to receive Shares upon the occurrence of an “unforeseeable emergency,” as defined in section 409A(a)(2)(B)(ii) of the Code, to the extent not prohibited by that section of the Code and regulations issued thereunder.  If a Change in Control or the Participant’s death occurs during the deferral period, the Participant’s Shares (and cash attributable to DERs) shall be delivered in a single sum to the Participant or to the Participant’s beneficiary(ies) (as applicable) on the 30th day after the Change in Control (provided that, if the Change in Control arises from a Business Combination, the Change in Control shall be deemed to occur on the date of the closing or effectiveness of the Business Combination, as applicable) or the Participant’s death (as applicable).

A Participant’s deferral election agreement must be submitted to the Committee no later than June 30, 2023 in order to be effective; otherwise, Shares (and cash attributable to DERs) deliverable to the Participant in respect of his or her Base Units if any, will be delivered no later than March 15, 2024.  Unless the delivery of deferred Shares is occasioned by either of the events described in the last sentence of the preceding paragraph, if deferred Shares are to be delivered to a Participant who is a “specified employee,” as defined in section 409A(a)(2)(B)(i) of the Code, upon his or her separation from service from the Trust’s controlled group of entities, the Trust shall issue and deliver such deferred Shares (and cash attributable to DERs) on the date that is six months after the date of his or her separation from service.  A deferral election agreement shall be substantially in the form set forth in Appendix B attached hereto.

Notwithstanding the foregoing, if a Participant’s PSU Base Units are settled in cash under Section 4(f) and a Participant has submitted a deferral election agreement deferring all or a portion of the Shares that may become deliverable in respect of the Participant’s Performance Share Units, payment of the cash attributable to such Shares shall be deferred until

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the date specified in the Participant’s deferral election agreement.  Further, the deferred cash amount shall not accrue interest or be credited with any earnings.

The Committee intends to administer the Program, including the delivery of Shares under an election made pursuant to this subsection and the underlying deferral election agreement, in accordance with section 409A of the Code and regulations and other guidance issued thereunder, but makes no representation with respect to the qualification of the Program or the Awards granted hereunder.

5.Restricted Share Units.

(a)Vesting.  Restricted Share Units awarded to each Participant shall vest in equal annual installments as set forth in the Award Agreement. The Committee may, in accordance with the Plan and to the extent permitted by section 409A of the Code (if applicable), at any time accelerate the time at which the restrictions on all or any part of the Restricted Share Units will lapse. All unvested RSUs awarded to a Participant shall become fully vested upon a Change in Control.

(b)Settlement of Restricted Share Units.  Upon the RSU vesting date, the Trust shall transfer to the Participant one Share for each RSU Base Unit becoming vested on such date (the date of any such transfer shall be the “settlement date” for purposes of this Agreement); provided, however, the Trust may withhold shares otherwise transferable to the Participant to the extent necessary to satisfy withholding taxes due by reason of the vesting of the Restricted Share Units, in accordance with Section 12.  The Participant shall have no rights as a shareholder with respect to the Restricted Share Units awarded hereunder prior to the date of issuance to the Participant of a certificate or certificates for such shares. Notwithstanding anything in the Program to the contrary, the Committee, in its sole discretion, may elect to settle Restricted Share Units in cash based on the Fair Market Value of a Share on the RSU vesting date.

(c)Termination of Employment.  If the Participant’s employment terminates on account of his or her death or Disability, any otherwise unvested RSU Base Units that are held by the Participant at the time of such a termination of service shall then become fully vested and the Participant (or the Participant’s beneficiary(ies), if applicable) shall be eligible to receive Shares (or cash, if applicable) in respect of the Participant’s RSU Base Units under the Program.

6.DERs.  Participants shall be awarded DERs with respect to their number of PSU Base Units and RSU Base Units.  Each DER will be expressed as a specific dollar amount (the “Dollar Amount”) equal to the dollar amount of the dividend paid on an actual Share on a specific date (the “Dividend Date”) multiplied by the Participant’s number of PSU Base Units and RSU Base Units.

(a)For PSU Base Units, until the end of the Measurement Period, the Committee will apply the Dollar Amount to “purchase” a number of additional PSUs, respectively, equal to the Dollar Amount divided by the Share Value.  The delivery of Shares in respect of such additional PSUs shall also be subject to the attainment of the Performance Goals set forth in Section 4.  DERs shall also be awarded on such additional PSUs and applied in the same manner (thereby increasing the Participant’s PSU Base Units on a cumulative basis).  PSUs deemed purchased with DERs hereunder may be whole or fractional units.  The “purchase price”

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of the additional PSUs credited pursuant to the terms of the Program shall equal the Share Value as defined herein.

(b)For RSU Base Units, the Committee will apply the Dollar Amount to “purchase” a number of additional RSUs, respectively, equal to the Dollar Amount divided by the Share Value.  Any additional RSUs credited to the foregoing provisions of this section shall be subject to satisfaction of the same vesting, payment and other terms and conditions as the original RSUs to which they relate.  DERs shall also be awarded on such additional RSUs and applied in the same manner (thereby increasing the Participant’s RSU Base Units on a cumulative basis).  RSUs deemed purchased with DERs hereunder may be whole or fractional units.  The “purchase price” of the additional RSUs credited pursuant to the terms of the Program shall equal the Share Value as defined herein.

(c)Participants who make a deferral election under Section 4(g) shall also be awarded DERs under the Plan with respect to their deferred Shares.  Each such DER will be expressed as a Dollar Amount equal to the dollar amount of the dividend paid on an actual Share on a Dividend Date during the deferral period multiplied by the number of Shares still deferred by the Participant as of the Dividend Date.  The Committee will apply the Dollar Amount to “purchase” notional shares (on which DERs thereafter will also be awarded and applied in the same manner).  Notional shares deemed purchased with DERs hereunder may be whole or fractional share.  DERs expressed as a Dollar Amount will continue to be applied to “purchase” notional shares on Dividend Dates until all of the Participant’s deferred Shares are delivered to the Participant (or to his or her beneficiary(ies), if applicable), as elected in his or her deferral election agreement.  A Participant’s notional shares “purchased” with DERs awarded with respect to his or her deferred Shares shall be 100% vested at all times.  Notwithstanding the foregoing, this subsection (c) shall not apply if a Participant’s PSU Base Units are settled in cash under Section 4(f).

(d)The Trust shall establish a bookkeeping account (the “DER Account”) for each such Participant and credit to such account the number of whole and fractional additional PSUs and RSUs, and notional shares deemed purchased with the Dollar Amounts.  The Participant’s additional PSUs and RSUs, and notional shares shall be subject to the adjustments described in Section 11 hereof.  All whole additional PSUs and RSUs (for which Shares become deliverable) and whole notional shares credited to a Participant’s DER Account shall be replaced by issued Shares on a one-to-one basis on the delivery date referred to in Section 4(f), 4(g) or 5(b), as applicable, and the fractional additional PSUs and RSUs (for which Shares become deliverable under this Section) and fractional notional shares credited to a Participant’s DER Account shall be aggregated and replaced by issued Shares on a one-for-one basis (and with cash in lieu of a fractional Share based on the closing price of a Share on the replacement date), and delivered to the Participant (or to his or her beneficiary(ies), if applicable) on the date the associated Shares are delivered to the Participant.  Notwithstanding anything in the Program to the contrary, the Committee, in its sole discretion, may elect to settle a Participant’s DER Account in cash.

7.Holding Period.  The Chief Executive Officer of the Trust and each Executive Vice President and Senior Vice President who receives Shares pursuant to RSUs and/or PSUs granted under this Program shall hold such Shares for a minimum of one year from the date such Shares are received.

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8.Beneficiary Designation.

(a)Each Participant shall designate the person(s) as the beneficiary(ies) to whom any benefit under the Plan is to be paid in the event of the Participant’s death before the Participant receives any or all of such benefit. Each beneficiary designation shall be substantially in the form set forth in Appendix C attached hereto and shall be effective only when filed with the Committee during the Participant’s lifetime.

(b)Any beneficiary designation may be changed by a Participant without the consent of any previously designated beneficiary or any other person by the filing of a new beneficiary designation with the Committee.  The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed.

(c)If any Participant fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Participant predeceases the Participant, the Committee shall direct such Participant’s Shares to be delivered to the Participant’s surviving spouse or, if the Participant has no surviving spouse, then to the Participant’s estate.

9.Delivery to Guardian.  If Shares are issuable under this Program to a minor, a person declared incompetent, or a person incapable of handling the disposition of property, the Committee may direct the delivery of the Shares to the guardian, legal representative, or person having the care and custody of the minor, incompetent or incapable person.  The Committee may require proof of incompetence, minority, incapacity or guardianship as the Committee may deem appropriate prior to the delivery.  The delivery shall completely discharge the Committee, the Trustees and the Employer from all liability with respect to the Shares delivered.

10.Source of Shares.  This Program shall be unfunded, and the delivery of Shares shall be pursuant to the Plan.  Each Participant and beneficiary shall be a general and unsecured creditor of the Employer to the extent of the Shares determined hereunder, and the Participant shall have no right, title or interest in any specific asset that the Employer may set aside, earmark or identify as reserved for the delivery of Shares under the Program.  The Employer’s obligation under the Program shall be merely that of an unfunded and unsecured promise to deliver Shares in the future, provided the applicable Performance Goal is met as applicable.  Except as expressly provided herein, no person shall be entitled to the privileges of ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued to that person.

11.Capital Adjustments.  Calculations required under the Program, the number of Base Units awarded under the Program, and the number of Shares that may be delivered under the Program in respect of such Base Units shall be adjusted to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), share dividend, merger, spinoff or other similar event or transaction affecting the Trust during the Measurement Period.

12.Tax Withholding.  The delivery of Shares (and cash, if applicable) to a Participant or beneficiary under this Program shall be subject to applicable tax withholding pursuant to Section 10.6 of the Plan.

13.Administration.  This Program shall be administered by the Committee pursuant to the powers granted to it in Section 3 of the Plan.

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14.Amendment and Termination.  The Committee reserves the right to amend the Program, by written resolution, at any time and from time to time in any fashion, provided any such amendment does not conflict with the terms of the Plan, and to terminate it at will.  However, no amendment or termination of the Program shall adversely affect any Award Agreement already issued under the Program without the written consent of the affected Participant(s).

15.Headings.  The headings of the Sections and subsections of the Program are for reference only.  In the event of a conflict between a heading and the content of a Section or subsection, the content of the Section or subsection shall control.

16.Incorporation of Plan by Reference.  Because the Program is established under the Plan in order to provide for, and determine the terms and conditions of, the granting of certain Awards thereunder, the terms and conditions of the Plan are hereby incorporated by reference and made a part of this Program.  If any terms of the Program conflict with the terms of the Plan, the terms of the Plan shall control.

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APPENDIX A

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2021-2023 EQUITY AWARD PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust

Amended and Restated 2018 Equity Incentive Plan)

EXAMPLE OF BASE UNIT AWARDS*

“A” is a participant in the Pennsylvania Real Estate Investment Trust 2021-2023 Equity Award Program (the “Program”).

The Share Value of a beneficial interest (a “Share”) in the “Trust” (as defined in the Program) on January 1, 2021 is $2, and the Share Value of a Share on December 31, 2023 is $5.  For the three-year period beginning January 1, 2021 and ending December 31, 2023 (the “Measurement Period”), dividends total $0.10 per Share (and are paid in an equal amount over the last ten quarters of the measurement period – i.e., $.01 dividend per Share per quarter).

Award

Participant A receives a Performance Share Unit award for 250 “PSU Base Units” (as defined in the Program).

Dividends and Crediting Additional PSUs

Additional Performance Share Units are deemed purchased and credited on a quarterly basis using dividends deemed to be paid on the units.  The purchase price of the additional Performance Share Units credited pursuant to the terms of the Program is the 20-day average share price prior to and including the date of the dividend.

* The example set forth in this Appendix A is illustrative only and is not intended to be precise or definitive.

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The following table illustrates how dividends are deemed to be paid on the PSU Base Units and how additional Performance Share Units are credited and added to the aggregate number of PSU Base Units held by Participant A:

Date	Aggregate PSU Base Units	Deemed Dividend	20-Day Average Share Price	Additional PSUs Credited
1/1/21	250.0	-	-	-
3/15/21	250.0	-	-	-
6/15/21	250.0	$2.50	$2.00	1.3
9/15/21	251.3	$2.51	$2.50	1.0
12/15/21	252.3	$2.52	$3.00	0.8
3/15/22	253.1	$2.53	$3.00	0.8
6/15/22	253.9	$2.54	$3.50	0.7
9/15/22	254.6	$2.55	$4.00	0.6
12/15/22	255.2	$2.55	$4.00	0.6
3/15/23	255.8	$2.56	$4.50	0.6
6/15/23	256.4	$2.56	$4.50	0.6
9/15/23	257	$2.57	$5.00	0.5
12/15/23	257.5	$2.57	$5.00	0.5
12/31/23	258	-	-	-

Achievement of Performance Goals and Payout of Shares

Performance Goals

Following the expiration of the Measurement Period, the Committee (as defined in the Program) determines the level of achievement and applicable multiplier of each of the target Operating Performance Goals (as defined in the Program) (which are based on core mall total occupancy and corporate debt yield metrics). For each Operating Performance Goal, the multiplier related to the level of achievement during the Measurement Period is as follows:

Level of Achievement of Operating Performance Goal	Multiplier(1)
Below Minimum	0
Minimum	0.5
Target	1.0
Maximum	2.0

(1) Multiplier between performance measure goals determined by linear interpolation.

Once the applicable multiplier for each Operating Performance Goal is determined, the Payout Percentage (as defined in the Program) shall be determined as follows: (1) the applicable multiplier of the Core Mall Total Occupancy metric multiplied by 50%, plus (2) applicable multiplier of the Corporate Debt Yield metric multiplied by 50%.

If, as of December 31, 2023, the Trust’s achievement of at least one Operating Performance Goal is at or above Minimum achievement level, the 258 PSU Base Units held by Participant A as of December 31, 2023, would be multiplied by the applicable Payout

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Percentage, with the product being the Preliminary Shares to be issued to Participant A subject to modification as discussed below based on the Trust’s relative TRS (defined below). If the Trust’s achievement of all Operating Performance Goals is below the Minimum achievement level, no Preliminary Shares will be issued.

As examples: (1) if the Trust’s achievement under both Operating Performance Goals is at Target, Participant A would receive 258 Preliminary Shares; (2) if the Trust’s achievement under both Operating Performance Goals is below the Minimum, Participant A would receive 0 Preliminary Shares; (3) if the Trust’s achievement is at Target for one Operating Performance Goal and at Maximum for the other Operating Performance Goal, Participant A would receive 387 Preliminary Shares; and (4) if the Trust’s achievement under both Operating Performance Goals is at Maximum, Participant A would receive 516 Preliminary Shares. The number of Preliminary Shares determined under the Operating Performance Goals would then be subject to modification based on the Trust’s TRS as discussed below, but in no case will the number of Shares delivered exceed 200% of Participant A’s PSU Base Units.

TRS Modifier

After the determination of the number of Preliminary Shares, the Committee determines where the Trust’s performance, based on its TRS (as defined in the Program), places the Trust among the component members of the “FTSE Retail REIT Index” (as defined in the Program) (the “Index”), ranked pursuant to each member’s TRS over the Measurement Period.  The TRS Modifier (as defined in the Program) will be determined based on the following:

Percentile	TRS Modifier
25th or below	80%
Between 25th and 50th	80% - 100%*
50th	100%
Between 50th and 75th	100% - 120%*
75th or above	120%

* If the TRS is above the 25th percentile but below the 50%, or above the 50th percentile but below the 75th percentile, then the percent of the number preliminary shares earned will be determined by linear interpolation between the 25th and 50th percentiles and 50th and 75th percentiles, as applicable.

Assume the Trust’s TRS for the Measurement Period is determined to be 20% as of December 31, 2023.   Participant A’s Preliminary Shares would be multiplied by the applicable TRS Modifier, with the product being the number of Shares to be delivered.  In no event shall the total number of Shares delivered exceed 200% of Participant A’s Base Units.

For example, if Participant A has 258 Preliminary Shares, and the Trust’s TRS places the Trust at the 50th percentile on the Index, Participant A would receive 258 Shares.  If the Trust’s TRS places the Trust at the 24th percentile, Participant A would receive 206 Shares (and cash for the 0.4 Share).  If the Trust’s TRS places the Trust at the 90th percentile, Participant A would receive 309 Shares (and cash for the 0.6 Share).

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Settlement in Cash - If the Committee elects to settle the PSU Base Units in cash, the Participant would be paid an amount equal to the number of Shares times the Fair Market Value of a Share on the settlement date.

For example, if Participant A has 258 Preliminary Shares, and the Trust’s TRS places the Trust at the 50th percentile on the Index, Participant A would receive $1,290 ($5.00 x 258 of Shares).  If the Trust’s TRS places the Trust at the 24th percentile, Participant A would receive $1,032 ($5.00 x 206.4 of Shares).  If the Trust’s TRS places the Trust at the 90th percentile, Participant A would receive $1,548 ($5.00 x 309.6 of Shares).

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APPENDIX B

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2021-2023 EQUITY AWARD PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust

Amended and Restated 2018 Equity Incentive Plan)

DEFERRAL ELECTION AGREEMENT*

The Pennsylvania Real Estate Investment Trust 2021-2023 Equity Award Program, effective as of January 1, 2021 (the “Program”), provides a select group of management or highly compensated employees with the ability to defer a portion of their compensation earned under the Program.  The purpose of this Deferral Election Agreement is to allow you to defer the delivery of all or a portion of the Shares or cash issuable in respect of the Performance Share Units issued to you under the Program that are otherwise deliverable to you under the Program until one of the events selected below occurs.

AFTER YOU SIGN THIS DEFERRAL ELECTION AGREEMENT AND IT IS ACCEPTED BY PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (THE “TRUST”), YOU MAY NOT REVOKE IT AFTER JUNE 30, 2023.  IF YOU DECIDE SUBSEQUENTLY TO CHOOSE A LATER DELIVERY DATE, YOU MUST SUBMIT A NEW DEFERRAL ELECTION AGREEMENT AT LEAST 12 MONTHS PRIOR TO YOUR ORIGINAL DELIVERY DATE AND YOUR NEW DELIVERY DATE MUST BE AT LEAST FIVE YEARS AFTER YOUR ORIGINAL DELIVERY DATE.  YOU MAY NOT, UNDER ANY CIRCUMSTANCES, ACCELERATE THE DELIVERY OF YOUR SHARES AFTER THIS DEFERRAL ELECTION AGREEMENT HAS BECOME EFFECTIVE (OTHER THAN AS A RESULT OF AN UNFORESEEABLE EMERGENCY, IF ELECTED BELOW).

You need only complete this Deferral Election Agreement if you wish to defer the delivery of Shares or cash that become deliverable to you under the Program.  Capitalized terms in this Deferral Election Agreement are defined in the Program.

1.Participation Election

☐

I hereby elect to defer under the terms of the Program the delivery of ______% [insert any whole percentage from one to 100 percent, inclusive] of the Shares or cash that may become deliverable to me in respect of my Performance Share Units under the Program, less any amounts necessary to satisfy any applicable FICA or state or local tax withholding obligations.

*  Because of the complexities involved in the application of federal, state and local tax laws to specific circumstances and the uncertainties as to possible future changes in the tax laws, you should consult your personal tax advisor regarding your own situation before completing this Deferral Election Agreement.

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2.Delivery Date Election

I hereby elect to have the Trust deliver the percentage set forth above of the Shares or cash that may become deliverable to me in respect of my Performance Share Units under the Program upon the following event [check only one box]:

☐

(A)      On the 10th calendar day after my separation from service from the Trust’s controlled group of entities (the date which is six months after such separation from service if I am a “specified employee” at that time – see Section 4(g) of the Program).

☐	(B) On the following date: ___________ __, 20__ [must be after December 31, 2024].

☐	(C) Upon the earlier of the 10th calendar day after my separation from service (as described in event (A) above) or the following date: ___________ __, 20__ [must be after December 31, 2024].

3.Acceleration in the Event of an Unforeseeable Emergency

In addition to the election I made in 2 above, if I check the following box, I also elect to have the Trust deliver Shares or cash, as applicable, to the extent permitted by applicable law, to me:

☐

Upon an “Unforeseeable Emergency,” as defined in Section 4(g) of the Program.  (This term is defined quite restrictively in the Internal Revenue Code.  See the footnote on the previous page regarding consulting with your own tax advisor before completing this Deferral Election Agreement.)

4.Change in Control or Death

If a Change in Control or my death occurs before all of the Shares or cash are delivered to me, such Shares or cash shall be delivered in a single distribution to me or to my beneficiary(ies) designated in my Beneficiary Designation Form (as applicable) on the 30th day after such Change in Control (provided that, if the Change in Control arises from a Business Combination, the Change in Control shall be deemed to occur on the date of the closing or effectiveness of the Business Combination, as applicable) or death (as applicable).  In addition, the Trust may distribute the Shares or cash to me prior to the date selected under Section 2 above to the extent such delivery is consistent with Section 409A of the Internal Revenue Code.

5.Cash in lieu of Shares.

I acknowledge and agree that the Committee, in its discretion, may elect to settle Performance Share Units in cash.

6.Insufficient Share Possibility

Because of the finite number of Shares available under the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan, I understand that it is possible that not enough Shares will be available under the Plan to deliver all of the Shares otherwise required to

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be delivered to me (or to my beneficiary(ies)) on the deferral date(s) chosen in 2 and 3 above.  I acknowledge and agree that in the event that an insufficient number of Shares are available under the Plan, cash will be delivered to me in lieu of Shares.

*   *   *   *   *

By signing this Deferral Election Agreement, I agree to the terms and conditions of the Program as the Program now exists, and as it may be amended from time to time (provided that no amendment of the Program will adversely affect my rights under the Program without my written consent).

Signature of Participant	Date

ACCEPTED:

Executive Compensation and Human Resources Committee
of Pennsylvania Real Estate Investment Trust

By:
Date:

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APPENDIX C

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2021-2023 EQUITY AWARD PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust

Amended and Restated 2018 Equity Incentive Plan)

BENEFICIARY DESIGNATION FORM

This Form is for your use under the Pennsylvania Real Estate Investment Trust 2021-2023 Equity Award Program (the “Program”) to name a beneficiary to whom any benefit under the Program is to be paid in the event of your death. You should complete the Form, sign it, have it signed by your Employer, and date it.

*          *          *          *

I designate the following as my beneficiary(ies) to receive any benefits payable under the Program by reason of my death. I understand that if my designated beneficiary predeceases me, any benefits shall be paid to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by my Employer cancels all prior beneficiary designations previously filed by me under the Program.

I hereby state that ____________________________ [insert name], residing at ________________________________________________________________ [insert address], whose Social Security number is __________________, is designated as my beneficiary.

Signature of Participant	Date

ACCEPTED:

[insert name of Employer]
By:
Date:

C - 1

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APPENDIX D

FTSE Retail REIT Index

(FTSE NAREIT US All Equity REIT Index – Retail Subset)

(Component Members as of January 1, 2021)

1.	Acadia Realty Trust
2.	Agree Realty Corporation
3.	Alpine Income Property Trust Inc
4.	American Finance Trust, Inc.
5.	Brixmor Property Group Inc.
6.	Brookfield Property REIT Inc Class A
7.	Cedar Realty Trust, Inc.
8.	Essential Properties Realty Trust
9.	Federal Realty Investment Trust
10.	Four Corners Property Trust, Inc.
11.	Getty Realty Corp
12.	Kimco Realty Corporation
13.	Kite Realty Group Trust
14.	Macerich Company
15.	National Retail Properties, Inc.
16.	NETSTREIT Corp.
17.	Pennsylvania Real Estate Investment Trust
18.	Postal Realty Trust, Inc. Class A
19.	Realty Income Corporation
20.	Regency Centers Corporation
21.	Retail Opportunity Investments Corp.
22.	Retail Properties of America, Inc. Class A
23.	Retail Value, Inc.
24.	RPT Realty
25.	Saul Centers, Inc.
26.	Seritage Growth Properties Class A
27.	Simon Property Group, Inc.
28.	SITE Centers Corp.
29.	Spirit Realty Capital, Inc.
30.	STORE Capital Corporation
31.	Tanger Factory Outlet Centers, Inc.
32.	Urban Edge Properties
33.	Urstadt Biddle Properties Inc.
34.	Urstadt Biddle Properties Inc. Class A
35.	Washington Prime Group Inc.
36.	Weingarten Realty Investors
37.	Wheeler Real Estate Investment Trust, Inc.
38.	Whitestone REIT

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